UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On July 10, 2008, Spansion Inc. (the “Company”) received notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating that, due to the June 26, 2008 resignation of David E. Roberson as a member of the Company’s Board of Directors (including his position as a member of the Audit Committee of the Company’s Board of Directors), the Company was not currently in compliance with Nasdaq Marketplace Rule 4350(d)(2) which requires listed companies to have at least three (3) members on the Audit Committee of the Company’s Board of Directors. As a result of Mr. Roberson’s resignation, the Audit Committee of the Company’s Board of Directors currently has two (2) members. However, consistent with Marketplace Rule 4350(d)(4), Nasdaq will provide the Company with a cure period until the earlier of: (i) June 26, 2009 (one year from Mr. Roberson’s resignation); and (ii) the date of the Company’s next annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC. (Registrant)

Date: July 16, 2008	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
Title: Executive Vice President, Business Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 16, 2008.

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